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                                                                   EXHIBIT 10.43

                                                                  EXECUTION COPY

                      DATED the 18th day of September 2004

                    HUTCHISON TELECOMMUNICATIONS LIMITED      (1)

                    HUTCHISON TELECOMMUNICATIONS              (2)
                    INTERNATIONAL (CAYMAN) HOLDINGS LIMITED

                            -------------------------

                            LOAN ASSIGNMENT AGREEMENT

                            -------------------------

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THIS LOAN ASSIGNMENT AGREEMENT is made the 18th day of September 2004

BETWEEN

(1) HUTCHISON TELECOMMUNICATIONS LIMITED, a company incorporated in Hong Kong whose registered office is at 22/F Hutchison House, 10 Harcourt Road, Hong Kong (the "Assignor"); and

(2) HUTCHISON TELECOMMUNICATIONS INTERNATIONAL (CAYMAN) HOLDINGS LIMITED, a company incorporated in the Cayman Islands whose registered office is at Century Yard, Cricket Square, Hutchins Drive, P.O. Box 2681GT, George Town, Grand Cayman, British West Indies, Cayman Islands (the "Assignee").

WHEREAS:

(A) Pursuant to a Sale and Purchase Agreement of even date hereof (the "Share Sale and Purchase Agreement"), HTI (BVI) Holdings Limited agreed to purchase, and the Assignor agreed to sell, 1 share of US$1.00 in Pearl Charm Limited, which in turn holds interest in the group companies as set out in Schedule 2 thereto.

(B) Pearl Charm Limited is at 30 June 2004 indebted to the Assignor in the amount of HK$15,603,400(the "Loan").

(C)  The Loan is repayable on demand and is interest free.

(D) Subject to completion of the Share Sale and Purchase Agreement, the Assignee agreed to acquire from the Assignor, and the Assignor agreed to sell to the Assignee, all the benefit and interest of the Assignor in the Loan on the terms and subject to the conditions set out herein.

NOW THIS AGREEMENT WITNESSETH as follows:

1. In consideration of the sum of HK$15,603,400 (receipt of which is hereby acknowledged by the Assignor), the Assignor as legal and beneficial owner hereby assigns unto the Assignee absolutely all its rights, title and interest in the Loan together with all rights attaching thereto (the "Assigned Rights") TO HOLD the same unto the Assignee absolutely. The Assignee hereby acquires the Assigned Rights absolutely.

                                                                     Page 1 of 4

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2.   The Assignor hereby warrants to the Assignee that:

     (a) the Loan is repayable on demand and is still valid and subsisting and free from all claims, charges, liens, encumbrances, options, equities of any kind, compromise, releases, waivers, defects, and any agreement for any of the same; and

     (b) the Assignor has the right, authority and power to assign its benefit of and in the Loan in the manner set out in this Agreement.

3. The parties hereto acknowledge and confirm that as from the date hereof the Loan is owed to the Assignee, that the Assignee is entitled at any time and from time to time to require repayment of all or part of the same (including but without limitation interest accrued from time to time thereon) and that all payments due in respect of the Loan and all its obligations in respect thereof will be made and discharged directly to the Assignee.

4. The Assignor hereby covenants with the Assignee to pay to the Assignee immediately on receipt any payments or other money which may be received by the Assignor from Pearl Charm Limited in respect of the Loan and until such payment to hold the same on trust for the Assignee.

5. All payments made by the Assignee under Clause 1 of this Agreement shall be made gross, free of any rights of counterclaim or set-off and without any deductions or withholdings of any nature.

6. Each party hereto undertakes to the other parties that it will do all such things and execute all such documents as may be necessary or desirable to carry into effect or to give legal effect to the provisions of this Agreement and the transactions hereby contemplated.

7. Each party undertakes that it shall not reveal, and shall cause its shareholders, directors, senior executives, employees and agents not to reveal, to any third party any information concerning the transactions contemplated hereunder and/or the contents hereof (collectively, "Confidential Information") without the prior written approval of the other party hereto.

     Nothing in this Clause 7 shall prevent a party hereto from using or disclosing any Confidential Information which (a) is already known by such party at the time it is disclosed to it; (b) has been rightfully received by such party from a third party without a breach of an obligation of confidentiality; (c) is in the public domain through no wrongful act of such party; (d) is independently developed by such party without use, directly or indirectly, of the Confidential Information; (e) is required to be disclosed by applicable law, regulation or legal process or by judicial order; or (f) is in connection with the proposed spin off and listing of Hutchison Telecommunications International Limited.

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     Notwithstanding anything contained in this Agreement, each party acknowledges and agrees that the other party(ies) may be required by law or any competent regulatory body (including but without limitation to The Stock Exchange of Hong Kong Limited and the Securities and Futures Commission) to issue time sensitive and/or urgent announcements relating to this Agreement or matters contemplated under this Agreement. Each party shall procure to be provided to the other parties a copy of each drafts of such time sensitive and/or urgent announcements promptly, and shall consider in good faith any comments provided to it in a timely manner by the other parties to the extent reasonably practicable within the time frame stipulated by law or by the relevant competent regulatory body.

8. Any notice required or permitted to be given by or under this Agreement shall be given in writing by delivering it to the party concerned to the address or facsimile number of that party below or such other address or facsimile number as the party concerned may have notified to the others in accordance with this Clause 8. Any such notice shall be deemed to be served if sent by hand at the time of delivery, or if sent by facsimile, on the date of complete transmission, or if sent by post, the third day after posting, or if sooner upon acknowledgement of receipt by or on behalf of the party to which it is addressed.

          Assignor:
          Address:     22nd Floor, Hutchison House, 10 Harcourt Road, Hong Kong
          Attention:   Company Secretary
          Fax No.:     (852) 2128 1778

          Assignee:
          Address:     22nd Floor, Hutchison House, 10 Harcourt Road, Hong Kong
          Attention:   Company Secretary
          Fax No.:     (852) 2128 1778

9. This Agreement is governed by and shall be construed in accordance with the laws of the Hong Kong Special Administrative Region of the People's Republic of China ("Hong Kong") for the time being in force and the parties hereto hereby irrevocably submit to the non-exclusive jurisdiction of the Hong Kong courts in relation to any proceedings arising out of or in connection with this Agreement.

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IN WITNESS whereof this Loan Assignment Agreement has been duly signed on the date first above written.

Signed by                                   )
Edith Shih                                  )
For and on behalf of                        )    /s/ Edith Shih
HUTCHISON TELECOMMUNICATIONS                )    --------------------------
LIMITED                                     )
was hereunto affixed in the presence of :   )


/s/ Patricia Hui
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Signed by                                   )
Ting Chan                                   )
For and on behalf of                        )
HUTCHISON TELECOMMUNICATIONS                )    /s/ Ting Chan
INTERNATIONAL (CAYMAN)                      )    --------------------------
HOLDINGS LIMITED                            )
was hereunto affixed in the presence of :   )


/s/ Steven P. Allen
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